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                                                                  EXHIBIT 10.22

                                   SUBLEASE

  This SUBLEASE (the "Sublease") is dated as of the 30th day of January, 1998 by and between CAMBRIDGE HEART, INC., a Massachusetts corporation
("Sublandlord"), and PINPOINT CORPORATION, a Delaware corporation
("Subtenant").

                                R E C I T A L S

  WHEREAS, pursuant to that certain Amended and Restated Lease dated as of October 22, 1995 by and between Robert W. Connelly ("Prime Landlord"), as landlord, and Sublandlord, as tenant, (the "Prime Lease"), a copy of which Lease is attached hereto as Exhibit A, Sublandlord leased from Prime Landlord certain premises (the "Original Premises") located in the building commonly known as One Oak Park Drive, Bedford, Massachusetts (the "Building"), which Original Premises contain approximately 22,000 rentable square feet of space, as more fully described in the Prime Lease; and

  WHEREAS, Subtenant desires to sublease from Sublandlord a portion of the Original Premises containing approximately 7,500 rentable square feet on the second floor of the Building and more particularly shown on the floor plan attached hereto as Exhibit B (the "Subleased Premises"), and Sublandlord is willing to sublease the Subleased Premises to Subtenant on the provisions, covenants and conditions hereinafter set forth.

                               A G R E E M E N T

  NOW, THEREFORE, in consideration of Ten Dollars ($10.00), the mutual covenants made herein, and other consideration, the receipt and sufficient of which are hereby acknowledged and agreed, Sublandlord hereby subleases to Subtenant and Subtenant hereby takes and hires from Sublandlord the Subleased Premises, on the terms and conditions set forth below:

  1. Defined Terms. All terms defined in the Prime Lease and used herein shall, unless otherwise defined herein, have the meanings ascribed to such terms in the Prime Lease.

  2. Term. The term of this Sublease (the "Sublease Term") shall commence on February 1, 1998 (the "Sublease Term Commencement Date"), and shall continue until November 30, 1999, unless sooner terminated in accordance with the provisions of this Sublease.

  3. Delivery. The Subleased Premises shall be delivered to Subtenant on the Sublease Term Commencement Date, broom-clean and free of all occupants but otherwise "as-is, where-is and with all faults", without representation or warranty, express or implied, and Subtenant hereby waives, disclaims and renounces any representation or warranty. In the event construction of any demising walls is necessary in connection with this Sublease, the same shall be performed at Sublandlord's sole cost and expense in accordance with the provisions of the Prime Lease. Other than construction of the demising walls, Sublandlord shall have no obligation to make any improvements in or to the Subleased Premises.

  4. Base Rent. Subtenant shall pay to Sublandlord, in advance, monthly installments, without withholding, offset or reduction, Base Rent at the rate of $13.00 per rentable square foot per annum (i.e., $8,125 per month), commencing on the Sublease Term Commencement Date. Base Rent for any partial calendar months at the beginning or end of the Sublease Term shall be prorated on a daily basis. Subtenant acknowledges that Sublandlord's payments of Base Rent for the Original Premises are paid to Prime Landlord on the first day of each calendar month during the Term and Subtenant therefore covenants and agrees that its payments of Base Rent hereunder shall be paid to Sublandlord at least two (2) business days prior to the first of each calendar month.


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  5. Additional Rent. Subtenant acknowledges that pursuant to Section 6 and 7 of the Prime Lease, Sublandlord is obligated to pay to Prime Landlord additional rent on account of operating costs, insurance and real estate taxes for the Building, as more particularly described in such Sections. Subtenant shall pay to Sublandlord with its monthly payment of Base Rent Subtenant's proportionate share of Sublandlord's additional rent obligations under the Prime Lease, such proportionate share being 34.09% (the number of rentable square feet in the Subleased Premises expressed as a percentage of the number of rentable square feet in the Original Premises, referred to hereinafter as "Subtenant's Proportionate Share"). Sublandlord shall deliver to Subtenant promptly after receipt thereof any statements of operating costs, insurance or real estate taxes delivered to Sublandlord by Prime Landlord. Additional Rent payable hereunder for any partial calendar month at the beginning or end of the Sublease Term shall be pro-rated on a daily basis.

  6. Use. The Subleased Premises shall be used for general office and research and development uses and for uses ancillary thereto but for no other uses.

  7. Prime Lease. Subtenant agrees that it will do nothing in, on or about the Subleased Premises which would result in the breach by Sublandlord of its undertakings and obligations under the Prime Lease. Except for the following provisions, this Sublease shall be subject to and on all of the terms and conditions as are contained in the Prime Lease and the provisions of the Prime Lease are hereby incorporated into this Sublease as if Sublandlord were the landlord thereunder and Subtenant the tenant thereunder:

    A. The defined economic terms for "Base Rent," Term," Premises" and the like are inapplicable;

    B. Sections 6 and 7 of the Prime Lease (relating to additional rent) are applicable, as modified by the provisions of Paragraph 5 of this Sublease;

    C. Section 20 (relating to assignment and subletting) is inapplicable;

    D. Section 24 of the Prime Lease (relating to brokers) is inapplicable;
  and

    E. Where appropriate, references to "Landlord" in the Prime Lease shall be deemed to mean "Sublandlord" hereunder and references to "Tenant" in the Prime Lease shall be deemed to mean "Subtenant" hereunder, it being understood and agreed that Sublandlord will not be acting as, or assuming any of the responsibilities of, Prime Landlord, and all references in the Prime Lease to Landlord-provided services or Landlord insurance requirements, and any other references which by their nature relate to the owner or operator of the Building, rather than to a tenant of the Building subleasing space to a subtenant, shall continue to be references to Prime Landlord and not to Sublandlord.

  8. Subtenant's Covenants. Subtenant covenants to Sublandlord to perform all of the covenants and obligations to be performed by Sublandlord as Tenant under the Prime Lease as the same relate to the Subleased Premises and to comply with this Sublease and the applicable provisions of the Prime Lease, as modified by this Sublease, in all respects (including, without limitation, complying with all OSHA, environmental and other applicable laws, regulations and standards). If Subtenant shall fail to make any payment or perform any act required to be made or performed by Subtenant under the Prime Lease pursuant to Subtenant's assumption of Sublandlord's obligations thereunder as they relate to the Subleased Premises, and such default is not cured by Subtenant by the first to occur of (i) one-half of the period specified in the Prime Lease for curing such default, or (ii) five (5) days prior to the expiration of such Prime Lease cure period, Sublandlord, without waiving or releasing any obligation or default hereunder, may (but shall be under no obligation to) make such payment or perform such act for the account and at the expense of Subtenant, and may take any and all such actions as Sublandlord in its sole discretion deems necessary or appropriate to accomplish such cure. If Sublandlord shall reasonably incur any expense in remedying such default, Sublandlord shall be entitled to recover such sums upon demand from Subtenant as Additional Rent under this Sublease.

  9. Sublandlord's Covenants. Sublandlord covenants to Subtenant to perform all of the terms and provisions required of it under the Prime Lease and to promptly pay when due all rents due and accruing to Prime Landlord. Sublandlord will use reasonable efforts to enforce on behalf of Subtenant Sublandlord's rights

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under the Prime Lease. Nothing contained in this Sublease shall be construed as a guarantee by Sublandlord of any of the obligations, covenants, warranties, agreements or undertakings of Prime Landlord in the Prime Lease, nor as an undertaking by Sublandlord to Subtenant on the same or similar terms as are contained in the Prime Lease.

  10. Indemnification. Subtenant shall indemnify Sublandlord and hold Sublandlord harmless from and against any and all claims, demands suits, judgments, liabilities, costs and expenses, including reasonable attorneys fees, arising out of or in connection with Subtenant's use and possession of the Subleased Premises, or arising out of the failure of Subtenant, its agents, contractors or employees to perform any covenant, term or condition of this Sublease or of the Prime Lease to be performed by Subtenant hereunder. Sublandlord shall indemnify Subtenant and hold Subtenant harmless from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys fees, arising out of the failure of Sublandlord to perform any covenant, term or condition of this Sublease or of the Prime Lease to be performed by Sublandlord hereunder.

  11. Assignment and Subletting. Subtenant shall not assign this Sublease in whole or in part or sublet the Subleased Premises in whole or in part without the prior written consent of Sublandlord, which may be withheld or conditioned by Sublandlord in Sublandlord's sole and absolute discretion. No such sublease or assignment shall be effective without the consent of Prime Landlord under the Prime Lease. If, as to any sublease or assignment for which Sublandlord's consent is necessary, Subtenant receives rent or other consideration in excess of the Base Rent and Additional Rent payable under this Sublease, Subtenant shall pay to Sublandlord all of such excess, after deducting Subtenant's reasonable legal and brokerage expenses and fit--up expenses paid for by Subtenant at the time of such subleasing or assignment. Amounts received by Sublandlord under the immediately preceding sentence shall, after deducting Sublandlord's reasonable legal expenses incurred in connection therewith, be divided evenly between Prime Landlord and Sublandlord. If Sublandlord and Prime Landlord consent to any such assignment or subletting, Subtenant shall remain fully and primarily liable to Sublandlord, in all respects, under the Sublease.

  12. Security Deposit. Upon execution hereof, Subtenant has delivered to Sublandlord the amount of $12,187.50 ("Subtenant's Security Deposit"), such sum to be held by Sublandlord as security for the performance of Subtenant's obligations under this Sublease. Upon the occurrence of any default by Subtenant hereunder after expiration of all grace or cure periods, Subtenant agrees that Sublandlord may apply all or any part of Subtenant's Security Deposit, together with accrued interest, if any, to any obligation of Subtenant hereunder. If all or any portion of Subtenant's Security Deposit is applied by Sublandlord against any of Subtenant's obligations hereunder, Subtenant shall promptly restore Subtenant's Security Deposit to its original amount. Interest on Subtenant's Security Deposit shall in all instances be retained by Sublandlord.

  13. Brokers. Each of Sublandlord and Subtenant represents and warrants to the other that it has not dealt with any broker in connection with this Sublease other than Meredith & Grew (David Pergola, Jr.) and Freeman Realty (James Freeman) ("Brokers"), and each agrees to indemnify, defend and hold the other harmless from and against any breach of said representation and warranty. Sublandlord shall be responsible for the commission to be paid to Brokers pursuant to a separate agreement.

  14. Uitlities. Subtenant shall be responsible for all utilities (including light, plug and HVAC electricity) in the Subleased Premises, to be paid by Subtenant to Sublandlord within ten (10) days after billing therefor. Subtenant's payment obligation hereunder shall be equal to the utility costs for the second floor of the Building (which second floor is separately metered) times 68.2%, such percentage being the portion of the second floor that is included within the Subleased Premises.

  15. Parking. Subtenant shall be entitled to use Subtenant's Proportionate Share of the parking spaces allocated to Sublandlord under the Prime Lease, on a non--exclusive basis. Sublandlord shall have no obligation to police the parking areas or enforce Subtenant's parking rights hereunder.


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  16. Miscellaneous.

  A. Counterparts. This instrument may be signed in counterpart originals, which, taken together, shall constitute a single original instrument.

  B. Notices. Notices to Sublandlord or Subtenant required or permitted hereunder shall be sent in the manner prescribed in the Prime Lease to the Premises in the case of notices to Sublandlord and to the Subleased Premises in the case of notices to Subtenant.

  C. Amendments. This Sublease may not be changed or terminated orally but only by an agreement in writing signed by both Sublandlord and Subtenant.

  D. Estoppel Certificates. Sublandlord and Subtenant each agree to furnish within twenty (20) days after written request therefor by the other, a certificate stating (i) that this Sublease is in full force and effect and has not been amended or modified (or describing such amendment or modification, if any); (ii) the dates through which Base Rent and additional rent have been paid hereunder; and (iii) that there are no defaults under this Sublease known to the signer of the certificate (or specifying such defaults, if known).

  E. No Waiver. The failure of either party to insist on strict performance of any covenant or condition hereof, or to exercise any option contained herein, shall not be construed as a waiver of such covenant, condition or option in any other instance.

  F. Memorandum of Lease. Subtenant shall not record this Sublease or any memorandum hereof.

  G. Governing Law. This Sublease has been negotiated, executed and delivered in the Commonwealth of Massachusetts, and the parties agree that the rights and obligations of the parties under this Sublease shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

  H. Severability. The invalidity of any of the provisions of this Sublease will not impair or affect in any manner the validity, enforceability or effect of the rest of this Sublease.

  I. Entire Agreement. All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Sublease, which alone fully and completely expresses the agreement between Sublandlord and Subtenant.

  J. Relationship Between the Parties. This Sublease does not create the relationship of principal and agent, nor does it create any partnership, joint venture, or any association or relationship between Sublandlord and Subtenant other than as and to the extent specifically provided in this Sublease, the sole relationship of Sublandlord and Subtenant being that of sublandlord and subtenant as provided in this Sublease.

  K. Remedies Cumulative. Except as specifically provided herein, all rights and remedies of Sublandlord under this Sublease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

  L. Condition Precedent. The effectiveness of this Sublease is expressly subject to and conditional upon obtaining Prime Landlord's written consent to this Sublease pursuant to Section 19 of the Prime Lease.

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  IN WITNESS WHEREOF, the parties have executed this Sublease as an instrument under seal as of the date first written above.

                                          SUBLANDLORD:

                                          CAMBRIDGE HEART, INC., a
                                          Massachusetts corporation

                                                   /s/ Robert B. Palardy
                                          By: _________________________________
                                              Title: Robert B. Palardy
                                              Name:  Chief Financial Officer

                                          SUBTENANT:

                                          PINPOINT CORPORATION, a Delaware
                                          corporation

                                                      /s/ Ron D. Remy
                                          By: _________________________________
                                              Title: Ron D. Remy
                                              Name:  Chief Executive Officer

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                            PRIME LANDLORD CONSENT

  By its signature below, Prime Landlord hereby consents to this Sublease and agrees that Subtenant may, at Subtenant's sole cost and expense and subject to obtaining any necessary governmental permits or approvals, remove the signage
at the Building currently naming                   and replace the same with
signage identifying Subtenant.


                                                  /s/ Robert W. Connelly
                                            ___________________________________
                                            Robert W. Connelly

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                                   EXHIBIT A

                                  PRIME LEASE

                               [SEE EXHIBIT 10.9]

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